              RESTRICTED EXECUTIVE LEADERSHIP TEAM SHARE AGREEMENT
              ----------------------------------------------------
         RESTRICTED EXECUTIVE LEADERSHIP TEAM SHARE AGREEMENT (the "Agreement"), dated as of January 16, 2001 between LIZ CLAIBORNE, INC., a Delaware corporation (the "Company"), and ____________ (the "Grantee").

                  The Compensation Committee of the Board of Directors of the Company (the "Committee") has determined that the objectives of the Company's 2000 Stock Incentive Plan (the "Plan") will be furthered by the grant to the Grantee of _______ issued shares of Common Stock of the Company currently held by the Company, subject to the terms, conditions and restrictions set out in this Agreement (the "Restricted E-Shares").

                  Notwithstanding any provision hereof, this Agreement shall not become effective until the Grantee shall have executed and delivered to the Company this Agreement.

                  In consideration of the foregoing and of the mutual undertakings set forth in this Agreement, the Company and the Grantee agree as follows:

                  SECTION 1. Issuance of Restricted E-Shares. As soon as
                  ------------------------------------------
practicable after receipt from the Grantee of this executed Agreement, the Company shall cause to be issued under the Plan in the name of the Grantee, either represented by a stock certificate or book entry registration at the Company's transfer agent, that number of shares of Common Stock set forth on the first page of this Agreement as Restricted E-Shares. Such issuance shall be subject to this Agreement and the restrictions set forth in Sections 2.1 and 6 hereof. No shares or certificates with respect thereto shall be delivered to the Grantee until the Restricted E-Shares represented thereby are free of restrictions as set forth in this Agreement. Upon the issuance of shares, the Grantee shall have the rights of a stockholder with respect to the Restricted E-Shares, subject to the terms, conditions and restrictions set forth in this Agreement.

                  SECTION 2.  Restrictions; Vesting.
                  ---------------------------------
                  2.1 Restricted E-Shares may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of prior to vesting. These restrictions shall apply as well to any shares of Common Stock or other securities of the Company which may be acquired by the Grantee in respect of the Restricted E-Shares as a result of any stock split, stock dividend, combination of shares or other change or any exchange, reclassification or conversion of securities.

                  2.2. Unless sooner terminated pursuant to the terms hereof, and subject to accelerated termination pursuant to Section 2.3, the restrictions set forth in Section 2.1 shall expire on January 16, 2007, provided that the Grantee is then and has at all times since the date of grant remained an employee of the Company. For purposes of this Agreement, "Vesting Date" means January 16, 2007 and any other date as of which Restricted E-Shares become vested pursuant to Section 2.3 or Section 4. As soon as practicable after a Vesting Date, the Company shall deliver to the Grantee, subject to the provisions of Section 6, a stock certificate representing the Restricted E-Shares which became free of the restrictions set forth in Section 2.1 on the Vesting Date and dividends thereon as described in Section 5. Shares which become vested shall remain subject to Sections 6 and 7.

                  2.3.     (a)      The following definitions shall apply in
this Agreement:

(1) "Competitor Group" shall mean the apparel and related companies as previously designated by the Committee; provided, that if any company so designated is merged into or consolidated with, or is acquired by, another entity after the date hereof, such company shall no longer be included in the Competitor Group as of the date of the consummation of such merger, consolidation or acquisition.

(2) The "Initial Three-Year Performance Vesting Period" shall mean the period commencing January 2, 2001 and ending December 31, 2003; the "Quarterly Performance Vesting Periods" shall mean each of the periods commencing January 2, 2001 and ending as of the last day of each fiscal quarter of the Company following the end of the 2003 fiscal year; the "Performance Period" shall mean each of the Initial Three Year Performance Vesting Period and each Quarterly Performance Vesting Period.

(3) The "Final Value" for any company shall mean the Market Value (as defined below) as of the last day of each Performance Period of the number of shares of such company's capital stock which had a market value of $100 as of the first day of such Performance Period, assuming the reinvestment of any dividends paid with respect to such shares during the Performance Period on a pre-tax basis in additional shares of such company's capital stock and taking into account any stock splits, reclassifications or any similar events; provided, however, that if any company enters into a bankruptcy reorganization or liquidation after the date hereof, such company's Final Value shall be $0.00 for all purposes hereunder. The "Market Value" of a share of a company's capital stock shall be determined for any day as follows: (i) if the shares are then listed or admitted to trading on a national securities exchange, the closing sales price of such shares on such day as reported on the consolidated transaction or other reporting system for securities listed or traded on such exchange, or in case no such reported sales take place on such day, the average of the last reported high bid and low asked prices for the shares on such exchange; and (ii) if sales of the shares are then reported on the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), National Market System, the closing sales price of the shares on such day as reported on the NASDAQ, National Market System, or in case no such reported sales take place on such day, the average of the last reported high bid and low asked prices for the shares as reported on the NASDAQ, National Market System; or (iii) if the shares are not then listed or admitted to trading on a national securities exchange or if sales of the shares are not then reported on the NASDAQ, National Market System, the average of the last reported high bid and low asked prices for the shares in the over the-counter market, as reported by NASDAQ or the National Quotation Bureau (or, if such prices are not so published by NASDAQ or the National Quotation Bureau, as furnished by any New York Stock Exchange member firm which is a market maker for such stock). In the event the Market Value cannot be determined as aforesaid, the Compensation Committee shall in good faith determine such value on such basis as it considers appropriate.
                  (b) Vesting of the Restricted E-Shares shall be accelerated in full if the Company's Average Final Value for any Performance Period ranks at or above the 50th percentile of the Average Final Values for all companies then in the Competitor Group. Such vesting shall occur as of the last day of such Performance Period.
                  (c) For purposes of this Section 2.3, the company representing the 50th percentile of the Average Final Values for all companies in the Competitor Group (the "50th Percentile Company") shall be determined as follows:

                  (i)      list all companies in order of Average Final Values;

                  (ii) multiply the number of companies in the Competitor Group by 0.50, round any fractional result down to the next whole number, and designate the result as "n";

                  (iii) the nth company, counting up from the bottom of the list, represents the 50th percentile.

                  SECTION 3.  Termination of Employment.
                  -------------------------------------
                  3.1 Except as provided in Section 3.2, effective upon termination of the Grantee's employment with the Company for any reason, the Company shall cancel the stock certificate or book-entry registration representing any unvested Restricted E-Shares, and the Dividend Escrow Account (as defined in Section 5) shall thereupon be terminated; it being understood and agreed that Grantee shall not be entitled to any payment whatsoever under this Agreement or provisions of the Plan relating to this Agreement in connection with such cancellation and termination.

                  3.2 (a) For purposes of this Agreement, "Retirement" means Grantee's ceasing to be employed by the Company and any of its affiliates on or after the Grantee's 65th birthday, on or after the date on which Grantee has attained age 60 and completed at least six years of Vesting Service (as defined in and determined under the Liz Claiborne 401(k) Savings and Profit Sharing Plan, as the same has been and may from time to time be amended) or, if approved by the Compensation Committee of the Company's Board of Directors, on or after the date Grantee has completed at least 20 years of Vesting Service.

                  (b) For purposes of this Agreement, "Disability" shall mean Grantee's total physical or mental inability to perform the usual duties of employment with the Company or any affiliate, which inability continues for at least six months.

                  (c) In the event that Grantee's employment with the Company terminates during the course of the Initial Three-Year Performance Vesting Period on account of Retirement, Disability or death, Restricted E-Shares that are then unvested shall be subject to vesting, if any, as of the last day of the Initial Three-Year Performance Vesting Period subject to and in accordance with the provisions of Section 2.3(b); provided, however, that the number of Restricted E-Shares that become vested in such circumstances shall be equal to the number that would otherwise vest pursuant to Section 2.3(b) multiplied by a fraction, (x) the numerator of which is the number of months (including any fractional month) elapsed in the Initial Three-Year Performance Vesting Period prior to the Grantee's employment termination and the (y) denominator of which is 36.

                  SECTION 4.  Change in Control.
                  -----------------------------

                  4.1 (a) For purposes of this Agreement, a "Change in Control" shall be defined as provided for in the Plan.
                  4.2 Upon a Change in Control, all Restricted E-Shares granted hereunder shall become fully vested as of the effective date of such Change in Control.

                  SECTION 5. Dividends. Dividends that become payable on
                  --------------------
Restricted E-Shares shall be held by the Company in escrow in accordance with the provisions of this Agreement. In this connection, on each Common Stock dividend payment date while any Restricted E-Shares remain outstanding and restricted hereunder (each, a "RS Dividend Date"), the Company shall be deemed to have reinvested any cash dividend otherwise then payable on the Restricted E-Shares in a number of phantom shares of Common Stock (including any fractional share) equal to the quotient of such dividend divided by the Market Value of a share of Common Stock on such RS Dividend Date and to have credited such shares to an unfunded book account in the Grantee's name (the "Dividend Escrow Account"). As of each subsequent RS Dividend Date, the phantom shares then credited to the Dividend Escrow Account shall be deemed to receive a dividend at the then applicable dividend rate, which shall be reinvested in the same manner in such account in the form of additional phantom shares. If any dividend payable on any RS Dividend Date is paid in the form of Common Stock, then any such stock dividend shall be treated as additional Restricted E-Shares under this Agreement, with such additional Restricted E-Shares being subject to the same vesting and other restrictions as the Restricted E-Shares with respect to which dividends became payable, and with any fractional share being treated as a cash dividend that is subject to the escrow and reinvestment procedures in this Section 5. Any other non-cash dividends credited with respect to Restricted E-Shares shall be subject to the escrow and reinvestment procedures in this
Section 5, and shall be valued for purposes of this Section 5 at the fair market value thereof as of the relevant RS Dividend Date, as determined by the Committee in its sole discretion. At any Vesting Date, the Company shall deliver out of escrow to the Grantee that whole number of shares of Common Stock equal to the whole number of phantom shares then credited to the Dividend Escrow Account as the result of the deemed investment and reinvestment in phantom shares of the dividends attributable to the Restricted E-Shares on which restrictions lapse at such Vesting Date. The value of any fractional share shall be paid in cash.

                  SECTION 6.  Transferability; Stock Ownership Requirement.
                  ---------------------------------------------------------
                  6.1 Grantee and the Company acknowledge that as a common goal Grantee will accumulate a significant personal holding of unrestricted, unencumbered shares of Common Stock (either directly, or indirectly through the Company's 401(k) Savings and Profit Sharing Plan or Supplemental Executive Retirement Plan or any similar plan hereafter adopted).

                  6.2 If Grantee is at the time a member of the Company's Executive Council, Grantee shall not (except for the withholding of shares to pay taxes in accordance with Section 7) sell, transfer, give, pledge, deposit, alienate or otherwise encumber or dispose of (as used in this Section 6, collectively "transfer") any shares of Common Stock (or any securities issued as a dividend or distribution on such shares, or in respect of such shares in connection with a recombination or reclassification of the Common Stock) issued to Grantee pursuant hereto if, following such transfer, Grantee would not be the beneficial owner of unrestricted, unencumbered shares of Common Stock with a value not less than the Grantee's then annual base salary. The Committee may in appropriate circumstances waive the operation of the foregoing sentence; provided that if Grantee is not an executive officer of the Company under the applicable regulations of the Securities and Exchange Commission, such waiver may be granted by the Company's Chief Executive Officer.

                  SECTION 7. Withholding Taxes. Whenever Restricted E-Shares
                  ----------------------------
that have vested in accordance with the terms hereof is to be delivered to the Grantee pursuant to Section 2.2, the Company shall be entitled to require as a condition of such delivery that the Grantee remit to the Company an amount sufficient in the opinion of the Company to satisfy all federal, state and other governmental tax withholding requirements related to the expiration of restrictions on such shares. The Company shall, upon the written request of the Grantee, automatically withhold from delivery shares having a Fair Market Value as of the Vesting Date equal to the amount of tax to be withheld. Fractional share amounts shall be settled in cash.

                  SECTION 8. Nature of Payments. The grant of the Restricted
                  -----------------------------
E-Shares hereunder is in consideration of services to be performed by the Grantee for the Company and constitutes a special incentive payment and the parties agree that it is not to be taken into account in computing the amount of salary or compensation of the Grantee for the purposes of determining (i) any pension, retirement, profit-sharing, bonus, life insurance or other benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company, or (ii) any severance or other amounts payable under any other agreement between the Company and the Grantee.

                  SECTION 9. Plan Provisions to Prevail. This Agreement is
                  -------------------------------------
subject to all of the terms and provisions of the Plan. Without limiting the generality of the foregoing, by entering into this Agreement the Grantee agrees that no member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any award thereunder or this Agreement. In the event that there is any inconsistency between the provisions of this Agreement and of the Plan, the provisions of the Plan shall govern.

                  SECTION 10.  Miscellaneous.
                  --------------------------
                  10.1     Section Headings.  The Section headings contained
                           ----------------
herein are for purposes of convenience only and are not intended to define or limit the contents of the Sections.
                  10.2     Notices. Any notice given to the Company hereunder
                           -------
shall be in writing and shall be addressed to each of the Company's Senior Vice President, Human Resources and the Company's Chief Financial Officer, at One Claiborne Avenue, North Bergen, NJ 07047, or at such other address as the Company may hereafter designate to the Grantee by notice as provided in this
Section 10.2. Any notice given to the Grantee hereunder shall be addressed to the Grantee at the address set forth beneath his or her signature hereto, or at such other address as (s)he may hereafter designate to the Company by notice as provided herein. A notice hereunder shall be deemed to have been duly given when personally delivered or mailed by registered or certified mail to the party entitled to receive it.
                  10.3     Successors and Assigns. This agreement shall be
                           ----------------------
binding upon and inure to the benefit of the parties hereto and the successors and assigns of the Company and, to the extent consistent with Section 3.2 of this Agreement, the heirs and personal representatives of the Grantee.
                  10.4     Governing Law.  This Agreement shall be interpreted,
                           -------------
construed and administered in accordance with the laws of the State of Delaware as they apply to contracts made, delivered and to be wholly performed in the State of Delaware.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                                    LIZ CLAIBORNE, INC.

ATTEST:_______________________      By:__________________________

                                    Title:_________________________

                                    GRANTEE

                                    Name:_________________________

                                    Date: ___________________________